Exhibit 10.4

THE ALLSTATE CORPORATION

2009 EQUITY INCENTIVE PLAN

PERFORMANCE STOCK AWARD AGREEMENT

[Name]

In accordance with the terms of The Allstate Corporation 2009 Equity Incentive Plan (the “Plan”), pursuant to action of the Compensation and Succession Committee of the Board of Directors (the “Committee”), The Allstate Corporation (the “Company”) hereby grants to you (the “Participant”), subject to the terms and conditions set forth in this Performance Stock Award Agreement (including Annexes A and B hereto and all documents incorporated herein by reference), Performance Stock Awards (“PSAs”), as set forth below.  Each PSA is a form of phantom stock award that represents an unfunded and unsecured right to receive one share of Stock for each PSA that vests in accordance with Annex B.  Until such delivery of Stock following vesting of a PSA, you have only the rights of a general unsecured creditor of the Company and not as a stockholder with respect to the shares of Stock underlying your PSAs.

Target Number of
PSAs Granted:

Date of Grant:

Performance Period[s]:

Conversion Date:

Any PSAs that are earned in accordance with Annex B will vest on [    ] for a Participant who has been continuously employed through that date and shall be converted into shares of Stock on the day following the date of vesting (the “Conversion Date”).  Any PSAs that vest pursuant to Sections 1(A) or 1(D) of Annex A will be converted into shares of Stock and delivered within 60 days after the date the PSAs become vested.

Dividend
Equivalent Right:	Each PSA shall include a right to Dividend Equivalents.

PSAs ARE SUBJECT TO FORFEITURE AS PROVIDED IN THIS PSA AWARD AGREEMENT AND THE PLAN.

Further terms and conditions of the Award are set forth in Annexes A and B hereto, which are integral parts of this PSA Award Agreement.

All terms, provisions, and conditions applicable to the Performance Stock Award set forth in the Plan and not set forth herein are hereby incorporated by reference herein.  To the extent any provision hereof is inconsistent with a provision of the Plan, the provisions of the Plan will govern.  By accepting this Award as provided in the following sentence, the Participant hereby acknowledges the receipt of a copy of this PSA Award Agreement including Annex A, Annex B, and a copy of the Plan prospectus and agrees to be bound by all the terms and provisions hereof and thereof.  This Award will be deemed accepted if the participant does not decline this Award by accessing the Fidelity NetBenefits® website at www.NetBenefits.com and selecting the “Decline Grant” option for this Award within 30 days of the Date of Grant.

Attachments:	Annex A
Annex B

2

ANNEX A

TO

THE ALLSTATE CORPORATION

2009 EQUITY INCENTIVE PLAN

PERFORMANCE STOCK AWARD AGREEMENT

Further Terms and Conditions of Award.  It is understood and agreed that the Award of PSAs evidenced by the PSA Award Agreement to which this is annexed is subject to the following additional terms and conditions:

1.            Termination of Employment, Death or Disability.  Upon the Participant’s Termination of Employment, death or Disability, all unvested PSAs shall be treated as follows:

(A)         If the Participant dies or is determined to have a Disability, the number of PSAs that shall immediately vest shall be equal to the sum of:

(i)            the number of PSAs, if any, that have been earned based on the attainment of the performance goals set forth in Annex B, during such of the Performance Periods as have been completed on or prior to the Participant’s death or Disability; plus

(ii)           the Target Number of PSAs Granted for any incomplete Performance Periods in which the Participant’s death or Disability occurs and any Performance Periods that have not yet commenced by the date of the Participant’s death or Disability.

(B)         If the Participant’s Termination of Employment occurs twelve (12) months or more after the Date of Grant, and the Termination qualifies as Retirement at the Normal Retirement Date, then, except as provided in Section (D) below, the Award shall remain outstanding and the number of PSAs that vests, if any, will be determined in accordance with the terms hereof (including Annex B) in the same manner as if no Termination of Employment had occurred.

(C)         If the Participant’s Termination of Employment occurs within twelve (12) months of the Date of Grant, and the Termination qualifies as Retirement at the Normal Retirement Date, then, except as provided in Section (D) below, the Award shall remain outstanding and the number of  PSAs that vests, if any, will be determined in accordance with the terms hereof (including Annex B) in the same manner as if no Termination of Employment had occurred, except that the Target Number of PSAs Granted shall be prorated (such proration to be determined by multiplying the Target Number of PSAs Granted by a fraction, the numerator of which is the number of days the Participant was employed since the Date of Grant and the denominator of which is 365).  The remaining portion of the Award shall be forfeited as of the date of the Termination of Employment.

(D)         If the Participant’s Termination of Employment qualifies as Retirement at the Normal Retirement Date and the Participant dies after such Termination of Employment, but before the number of vested PSAs has been determined pursuant to Annex B, then the number of PSAs that shall immediately vest shall be equal to the sum of:

(i)            the number of PSAs, if any, that have been earned based on the attainment of the performance goals set forth in Annex B, during such of the Performance Periods as have been completed on or prior to the Participant’s death; plus

(ii)           the Target Number of PSAs Granted for any incomplete Performance Periods in which the Participant’s death occurs and any Performance Periods that have not yet commenced by the date of the Participant’s death.

(E)          If the Termination of Employment occurs during the Post-Change Period and

(i)  the Participant’s Termination of Employment is initiated by the Employer other than for Cause, death, or Disability, or

(ii)  the Participant is eligible to participate in The Allstate Corporation Change in Control Severance Plan (the “CIC Plan”) and the Participant’s Termination of Employment is initiated by the Participant for Good Reason, then the number of PSAs, if any, that have been earned based on the attainment of the performance goals set forth in Annex B, during such of the Performance Periods as have been completed prior to the Change in Control, plus the number of PSAs as determined in accordance with Section 2, if any, shall vest as of the day prior to the Termination of Employment.

(F)          If the Participant’s Termination of Employment occurs prior to the Conversion Date for any other reason, then all PSAs shall be forfeited as of the date of such Termination of Employment.

2.            Impact of a Change in Control on the Performance Measure.   Upon a Change in Control, the Committee will determine:

(A) the attainment of the performance goals set forth in Annex B, during such Performance Periods as have not been completed on the date of the Change of Control; and

(B)  the number of PSAs which will vest in accordance with Section 1(E) and convert into shares of Stock following a Termination of Employment or on the Conversion Date following the end of all Performance Periods based on the attainment of the performance goals.

3.            Dividend Equivalent Right.  Each PSA that vests in accordance with the PSA Award Agreement (including Annexes A and B) entitles a Participant to receive a cash Dividend Equivalent payment equal to the sum of all regular dividend payments that would have been made in respect of each share of Stock underlying such vested PSAs if the Participant were the holder of such shares during the period commencing on the Date of Grant and ending on the day prior to the Conversion Date (less applicable tax withholdings).  Any Dividend Equivalents will be paid within 30 days of the Conversion Date of such PSAs.

For avoidance of doubt, Dividend Equivalents shall only be earned with respect to vested PSAs to the extent such PSAs were outstanding on the dividend record date of the dividend to which the Dividend Equivalent relates.

4.            Ratification of Actions.  By accepting the PSA Award or other benefit under the Plan, the Participant and each person claiming under or through him shall be conclusively deemed to have indicated the Participant’s acceptance and ratification of, and consent to, any action taken under the Plan or the PSA Award by the Company, the Board, or the Committee.

5.            Notices.  Any notice hereunder to the Company shall be addressed to its Stock Option Record Office and any notice hereunder to the Participant shall be addressed to the Participant at his or her most recent home address on file with the Company, subject to the right of either party to designate at any time hereafter in writing some other address.

6.            Governing Law and Severability.  To the extent not preempted by Federal law, the PSA Award Agreement will be governed by and construed in accordance with the laws of the State of Delaware, without regard to conflicts of law provisions.  In the event any provision of this PSA Award Agreement shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of this PSA Award Agreement, and this PSA Award Agreement shall be construed and enforced as if the illegal or invalid provision had not been included.

7.            Tax Withholding.  With respect to the minimum statutory tax withholding required with respect to the Award, the Participant may elect to satisfy such withholding requirements by tender of previously-acquired shares of Stock or by having the Company withhold shares of Stock in accordance with Section 16 of the Plan.

8.            Definitions.  In addition to the following definitions, capitalized terms not otherwise defined herein shall have the meanings given them in the Plan.

“Board Turnover” – see clause (c) of the definition of “Change in Control.”

“Cause” for those Participants who are not eligible to participate in the CIC Plan, means a Participant’s Termination of Employment for actions which would constitute conduct leading to immediate termination pursuant to Company policy.  If a Participant is a participant in the CIC Plan, “Cause” means “Cause” as that term is defined in the CIC Plan on the Date of Grant.

“Change in Control” means, except as otherwise provided at the end of this definition, the occurrence of any one or more of the following:

(a)  (Voting Power)  any Person or group (as such term is defined in Treasury Regulation Section 1.409A-3(i)(5)(v)(B)), other than a Subsidiary or any employee benefit plan (or any related trust) of the Company or any of its Subsidiaries, acquires or has acquired during the 12-month period ending on the date of the most recent acquisition by such Person or Persons, ownership of stock of the Company possessing 30% or more of the combined voting power of all Voting Securities of the Company (such a Person or group that is not a Similarly Owned Company (as defined below), a “More than 30% Owner”), except that no Change in Control shall be deemed to have occurred solely by reason of such ownership by a corporation with respect to which both more than 70% of the common stock of such corporation and Voting Securities representing more than 70% of the combined voting power of the Voting Securities of such corporation are then owned, directly or indirectly, by the Persons who were the direct or indirect owners of the common stock and Voting Securities of the Company immediately before such acquisition in substantially the same proportions as their ownership, immediately before such acquisition, of the common stock and Voting Securities of the Company, as the case may be (a “Similarly Owned Company”); or

(b) (Majority Ownership) any Person or group (as such term is defined in Treasury Regulation Section 1.409A-3(i)(5)(v)(B)), other than a Subsidiary or any employee benefit plan (or any related trust) of the Company or any of its Subsidiaries, acquires ownership of more than 50% of the voting power of all Voting Securities of the Company or of the total fair market value of the stock of the Company (such a Person or group that is not a Similarly Owned Company, a “Majority Owner”), except that no Change in Control shall be deemed to have occurred solely by reason of such ownership by a Similarly Owned Company; or

(c)  (Board Composition) a majority of the members of the Board is replaced during any 12-month period by directors whose appointment or election is not endorsed by a majority of the members of the Board before the date of the appointment or election (“Board Turnover”); or

(d)  (Reorganization) the consummation of a merger, reorganization, consolidation, or similar transaction, or of a plan or agreement for the sale or other disposition of all or substantially all of the consolidated assets of the Company, or a plan of liquidation of the Company (any of the foregoing, a “Reorganization Transaction”) that, does not qualify as an Exempt Reorganization Transaction.

Notwithstanding anything contained herein to the contrary:  (i) no transaction or event shall constitute a Change in Control for purposes of this Agreement unless the transaction or event constituting the Change in Control also constitutes a change in the ownership of a corporation (as defined in Treasury Regulation Section 1.409A-3(i)(5)(v)), a change in effective control of a corporation (as defined in Treasury Regulation Section 1.409A-3(i)(5)(vi)) or a change in the ownership of a substantial portion of the assets of a corporation (as defined in Treasury Regulation Section 1.409A-3(i)(5)(vii)); and (ii) no sale or disposition of one or more Subsidiaries (“Sale Subsidiary”) or the assets thereof shall constitute a Change in Control for purposes of this Agreement if the investments in and advances by the Company and its Subsidiaries (other than the Sale Subsidiaries) to such Sale Subsidiary as of immediately prior to the sale or disposition determined in accordance with Generally Accepted Accounting Principles (“GAAP”) (but after intercompany eliminations and net of the effect of intercompany reinsurance) are less than 51% of the Consolidated Total Shareholders’ Equity of the Company as of immediately prior to the sale or disposition.  Consolidated Total Shareholders’ Equity means, at any date, the total shareholders’ equity of the Company and its Subsidiaries at such date, as reported in the consolidated financial statements prepared in accordance with GAAP.

“Exempt Reorganization Transaction” means a Reorganization Transaction that fails to result in (a) any Person or group (as such term is defined in Treasury Regulation Section 1.409A-3(i)(5)(v)(B)) becoming a More than 30% Owner or a Majority Owner, (b) Board Turnover, or (c) a sale or disposition to any Person or group (as such term is defined in Treasury Regulation Section 1.409A-3(i)(5)(v)(B)) of the assets of the Company that have a total Gross Fair Market Value (as defined below) equal to at least forty percent (40%) of the total Gross Fair Market Value of all of the assets of the Company immediately before such transaction.

“CIC Plan” – see subsection 1(E).

“Good Reason” means “Good Reason” as that term is defined in the CIC Plan on the Date of Grant.

“Gross Fair Market Value” means the value of the assets of the Company, or the value of the assets being disposed of, determined without regard to any liabilities associated with such assets.

“Majority Owner” – see clause (b) of the definition of “Change in Control.”

“More than 30% Owner” – see clause (a) of the definition of “Change in Control.”

“Post-Change Period” means the period commencing on the date on which a Change in Control first occurs and ending on the second anniversary of the date on which a Change in Control first occurs.

“Reorganization Transaction” – see clause (d) of the definition of “Change in Control.”

“Similarly Owned Company” -- see clause (a) of the definition of “Change in Control.”

ANNEX B

TO

THE ALLSTATE CORPORATION

2009 EQUITY INCENTIVE PLAN

PERFORMANCE SHARE UNIT AWARD AGREEMENT

PERFORMANCE GOALS